Exhibit 99.l


                                                            GRT
                                                           LISTED
                                                            NYSE

NEWS RELEASE
FOR INFORMATION CONTACT:

Glimcher Realty Trust
150 East Gay Street
Columbus, Ohio 43215
www.glimcher.com

Carolee J. Oertel
Manager, Investor Relations
coertel@glimcher.com
(614) 887-5613

FOR IMMEDIATE RELEASE
Thursday, August 5, 2004

                              GLIMCHER REALTY TRUST
                              APPOINTS NEW AUDITORS

COLUMBUS, Ohio--August 5, 2004--Glimcher Realty Trust (NYSE: GRT) today announced that its Audit Committee has appointed BDO Seidman, LLP, as the independent accountants for the Company for the year ending December 31, 2004.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of enclosed regional and super-regional malls, and community shopping centers.

Glimcher Realty Trust's common shares are listed on the New York Stock Exchange under the symbol "GRT." Glimcher Realty Trust's Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols "GRT.F" and "GRT.G," respectively. Glimcher Realty Trust is a component of both the Russell 2000(R) Index, representing small cap stocks, and the Russell 3000(R) Index, representing the broader market.


                       Visit Glimcher at: www.glimcher.com

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